EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

ADDERALL XR® - Shire submits Citizen Petition on efficacy and safety concerns with the FDA

Basingstoke, UK and Philadelphia, US October 13, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that on October 12, 2005 it submitted a Citizen Petition with the Food and Drug Administration (FDA) to require more rigorous bioequivalence testing or additional clinical testing for generic or follow-on drug products that reference ADDERALL XR®, before they can be approved. Compliance of these requested criteria will ensure that generic formulations of ADDERALL XR or follow-on drug products will be clinically effective and safe.

Shire has requested that the FDA require applicants who seek to obtain regulatory approval of generic or follow-on versions of ADDERALL XR to establish bioequivalence through a study producing identical or superimposable plasma concentration time curves and pharmacokinetic profile. The FDA has previously determined when reviewing Shire’s new drug application for ADDERALL XR that this is the only way that is sufficiently predictive of desired attention deficit hyperactivity disorder (ADHD) clinical patient outcomes to be substitutable for a clinical efficacy trial. If a generic or follow-on drug sponsor is unable or unwilling to meet these criteria for establishing bioequivalence, the FDA should require an adequate and well-controlled clinical investigation demonstrating the clinical effectiveness and safety of the generic or follow-on drug product in the treatment of ADHD.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160
	Brian Piper (North America)	+	1 484 595 8252

Media	Jessica Mann (Rest of the World)	+	44 1256 894 280
	Matthew Cabrey (North America)	+	1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit and Hyperactivity Disorder (ADHD) franchise, patents, including, but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfatase) (Hunter syndrome), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to benefit from its acquisition of TKT, Shire’s ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.